Exhibit 10.33

7 August 2020

Gary A. Pestano, PhD

Biodesix

2970 Wilderness Pl#100

Boulder, CO 80301

Dear Gary,

This letter is to inform you that Bio-Rad Laboratories grants permission for Biodesix to use the Bio-Rad ddPCR SARS-CoV-2 assay for commercial diagnostic services and without the need for the use of an additional license from Bio-Rad.

Regards,

/s/ Simon May

Simon May

SVP and General . Digital Biology Group

Bio-Rad Laboratories, Inc.